UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2019

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001‑11350 (Commission File Number)	59‑0483700 (IRS Employer Identification No.)
	1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida (Address of principal executive offices)	32114 (Zip Code)
Registrant’s telephone number, including area code: (386) 274‑2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ] Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ] Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
COMMON STOCK, $1.00 PAR VALUE PER SHARE	CTO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On October 23, 2019 Consolidated-Tomoka Land Co. (the “Company”) issued a press release announcing the creation and planned initial public offering of Alpine Income Property Trust, Inc. (“Alpine”), and CTO’s intention to sell or contribute to Alpine a portfolio of 20 of the Company’s single-tenant net lease income properties.  The Company also announced that its investment strategy will focus on higher return real estate assets, and that the Company will rebrand itself as CTO Realty Growth, Inc. The press release is attached hereto as Exhibit 99.1.

A copy of materials that will be used in investor presentations delivered by representatives of the Company from time to time is attached to this Current Report on Form 8‑K as Exhibit 99.2. These materials are dated October 23, 2019 and the Company disclaims any obligation to correct or update these materials in the future.

The information contained in this Current Report Form 8‑K is being furnished pursuant to Item 7.01 of Form 8‑K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Investor Presentation – October 23, 2019

99.2	Press Release – October 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2019

By:	/s/Mark E. Patten
Mark E. Patten
Senior Vice President and Chief Financial Officer
Consolidated-Tomoka Land Co.